Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Carol Raeburn, Managing Director, Investor Relations, phone: 510/572-4450, e-mail: carol.raeburn@lamresearch.com

Lam Research Corporation Announces Financial Results for the Quarter Ended September 26, 2010

FREMONT, Calif., October 20, 2010—Lam Research Corporation (NASDAQ: LRCX) highlights for the September 2010 quarter were:

Lam Research Corporation

Financial Highlights for the Quarter Ended September 26, 2010

(in thousands, except per share data and percentages)

	U.S. GAAP	Ongoing
• Revenue:	$805,874	$805,874
• Operating Margin:	27.8%	27.2%
• Net Income:	$193,724	$190,622
• Diluted EPS:	$1.55	$1.52

Lam Research Corporation today announced financial results for the quarter ended September 26, 2010. Revenue for the period was $805.9 million, gross margin was $377.3 million, and net income was $193.7 million, or $1.55 per diluted share, compared to revenue of $695.3 million, gross margin of $321.4 million, and net income of $140.0 million, or $1.10 per diluted share, for the June 2010 quarter. Shipments for the September 2010 quarter were $808 million compared to $694 million during the June 2010 quarter.

The Company’s ongoing results for the September 2010 and June 2010 quarters exclude certain costs and/or benefits for restructuring activities and asset impairments. Management uses the presentation of ongoing gross margin, ongoing operating expenses, ongoing operating income, ongoing operating margin, ongoing net income, and ongoing net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing results to results under U.S. GAAP is included at the end of this press release and on the Company’s web site at http://investor.lamrc.com.

Ongoing net income was $190.6 million, or $1.52 per diluted share in the September 2010 quarter compared to ongoing net income of $149.1 million, or $1.17 per diluted share, for the June 2010 quarter. Ongoing gross margin for the September 2010 quarter was $377.3 million or 46.8%, compared to ongoing gross margin of $324.9 million, or 46.7%, for the June 2010 quarter. Ongoing operating expenses for the September 2010 quarter were $158.5 million compared with the June 2010 quarter of $152.4 million. This change is primarily due to increased variable compensation resulting from improved overall financial performance.

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Lam Announces Financial Results for the September 2010 Quarter

The geographic distribution of shipments and revenue during the September 2010 quarter is shown in the following table:

Region	Shipments	Revenue
North America	5%	5%
Europe	11%	10%
Japan	12%	12%
Korea	29%	36%
Taiwan	28%	21%
Asia Pacific	15%	16%

Cash and cash equivalents, short-term investments and restricted cash and investments balances were $1.1 billion at the end of the September 2010 quarter, compared to $991.7 million at the end of the June 2010 quarter. Cash flows from operating activities were approximately $255.7 million during the September 2010 quarter. The Company used approximately $145 million in cash to repurchase shares of its common stock during the quarter. Deferred revenue and deferred profit balances at the end of the September 2010 quarter were $217.3 million and $132.3 million, respectively. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $50.0 million as of September 26, 2010.

“Strong shipment and revenue performance along with solid execution drove record earnings for the September quarter. These results reflect continued market share gains in both etch and single-wafer clean while also demonstrating our ability to leverage an operating model that is scalable and cost effective in meeting customer requirements,” said Steve Newberry, Lam Research’s president and chief executive officer. “We are well positioned for future growth as we expand our markets and execute to our strategy,” Newberry concluded.

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Lam Announces Financial Results for the September 2010 Quarter

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the anticipated revenue from shipments to Japanese customers; our positioning for future growth, and our ability to expand our markets and execute to our strategy. Some factors that may affect these forward-looking statements include: business conditions in the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 27, 2010. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100® company. For more information, visit www.lamresearch.com.

Consolidated Financial Tables Follow

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Lam Announces Financial Results for the September 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended
	September 26,	June 27,	September 27,
	2010	2010	2009
Total revenue	$805,874	$695,289	$318,548
Cost of goods sold	428,548	370,409	187,233
Cost of goods sold - restructuring and asset impairments	—	3,438	—
Cost of goods sold - 409A expense	—	—	(3,120)

Total costs of goods sold	428,548	373,847	184,113

Gross margin	377,326	321,442	134,435
Gross margin as a percent of revenue	46.8%	46.2%	42.2%
Research and development	86,353	85,644	71,199
Selling, general and administrative	72,142	66,779	52,119
Restructuring and asset impairments	(5,163)	13,302	2,093
409A expense	—	—	(20,228)

Total operating expenses	153,332	165,725	105,183

Operating income	223,994	155,717	29,252
Operating margin as a percent of revenue	27.8%	22.4%	9.2%
Other income (expense), net	(979)	3,541	(368)

Income before income taxes	223,015	159,258	28,884
Income tax expense	29,291	19,261	12,087

Net income	$193,724	$139,997	$16,797

Net income per share:
Basic net income per share	$1.57	$1.11	$0.13

Diluted net income per share	$1.55	$1.10	$0.13

Number of shares used in per share calculations:
Basic	123,665	126,339	126,774

Diluted	125,202	127,786	127,890

Lam Announces Financial Results for the September 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 26,	June 27,
	2010	2010
	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$628,281	$545,767
Short-term investments	304,992	280,690
Accounts receivable, net	526,904	499,890
Inventories	338,335	318,479
Deferred income taxes	46,191	46,158
Other current assets	74,728	65,677

Total current assets	1,919,431	1,756,661
Property and equipment, net	206,238	200,336
Restricted cash and investments	165,244	165,234
Deferred income taxes	26,968	26,218
Goodwill and intangible assets	231,688	236,906
Other assets	102,727	102,037

Total assets	$2,652,296	$2,487,392

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$612,397	$558,657

Long-term debt and capital leases	$15,077	$17,645
Income taxes payable	114,946	110,462
Other long-term liabilities	23,248	32,493
Stockholders’ equity	1,886,628	1,768,135

Total liabilities and stockholders’ equity	$2,652,296	$2,487,392

1	Derived from audited financial statements

Lam Announces Financial Results for the September 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	September 26,	June 27,	September 27,
	2010	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$193,724	$139,997	$16,797
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	17,948	17,664	17,681
Deferred income taxes	(783)	(8,633)	12,482
Restructuring charges, net	(5,163)	16,740	2,093
Equity-based compensation expense	13,009	12,329	13,958
Income tax benefit on equity-based compensation plans	5,083	9,944	(89)
Excess tax benefit on equity-based compensation plans	(3,939)	(9,261)	(368)
Other, net	(1,964)	648	1,159
Changes in operating asset and liabilities:	37,829	(13,995)	(61,009)

Net cash provided by operating activities	255,744	165,433	2,704

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(19,130)	(12,042)	(5,832)
Net sales/maturities (purchases) of available-for-sale securities	(24,506)	(63,958)	(9,775)
Purchase of other investments	—	(1,223)	(961)
Transfer of restricted cash and investments	(10)	50	(6,571)
Other	—	(800)	—

Net cash used for investing activities	(43,646)	(77,973)	(23,139)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(3,333)	(616)	(1,915)
Net proceeds from issuance of long-term debt	—	—	284
Excess tax benefit on equity-based compensation plans	3,939	9,261	368
Treasury stock purchases	(144,795)	(17,860)	(2,356)
Reissuances of treasury stock	7,155	6,173	5,761
Proceeds from issuance of common stock	835	5,563	2,256

Net cash provided by (used for) financing activities	(136,199)	2,521	4,398

Effect of exchange rate changes on cash	6,615	(5,583)	3,033
Net increase (decrease) in cash and cash equivalents	82,514	84,398	(13,004)
Cash and cash equivalents at beginning of period	545,767	461,369	374,167

Cash and cash equivalents at end of period	$628,281	$545,767	$361,163

Lam Announces Financial Results for the September 2010 Quarter

Reconciliation of U.S. GAAP Net Income to Ongoing Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	September 26,	June 27,
	2010	2010
U.S. GAAP net income	$193,724	$139,997
Pre-tax non-ongoing items:
Restructuring and asset impairments - cost of goods sold	—	3,438
Restructuring and asset impairments - operating expenses	(5,163)	13,302
Net tax (benefit) expense on non-ongoing items	2,061	(7,667)

Ongoing net income	$190,622	$149,070

Ongoing net income per diluted share	$1.52	$1.17

Number of shares used for diluted per share calculation	125,202	127,786

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Ongoing Gross Margin, Operating

Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	September 26,	June 27,
	2010	2010
U.S. GAAP gross margin	$377,326	$321,442
Pre-tax non-ongoing items:
Restructuring and asset impairments - cost of goods sold	—	3,438

Ongoing gross margin	$377,326	$324,880

U.S. GAAP gross margin as a percent of revenue	46.8%	46.2%
Ongoing gross margin as a percent of revenue	46.8%	46.7%
U.S. GAAP operating expenses	$153,332	$165,725
Pre-tax non-ongoing items:
Restructuring and asset impairments - operating expenses	5,163	(13,302)

Ongoing operating expenses	$158,495	$152,423

Ongoing operating income	$218,831	$172,457

Ongoing operating margin as a percent of revenue	27.2%	24.8%